                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                FEBRUARY 1, 2000

                                      AMONG

                                 THE KNOT, INC.,

                          KNOT ACQUISITION CORPORATION

                                       AND

                               WEDDINGPAGES, INC.

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of February 1, 2000, (this "Agreement"), among The Knot, Inc., a Delaware corporation ("The Knot"), KNOT ACQUISITION CORPORATION, a Delaware corporation ("Buyer") and Weddingpages, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of the Company, The Knot and Buyer have approved and declared fair and advisable and in the best interests of their respective companies and stockholders, that Buyer and the Company combine pursuant to the Merger (as defined in Section 2.1 below) in which the Surviving Corporation (as defined in Section 2.1(a) below) will become a subsidiary of The Knot upon the terms and subject to the conditions provided in this Agreement;

         WHEREAS, in order to induce Buyer to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of shares of common stock of the Company have entered into (or will enter into) a Voting Agreement (together, the "Voting Agreements") providing for certain actions relating to such shares; and

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment


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benefits, severance benefits and post-employment or retirement benefits
(including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an U.S. Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Company or any Subsidiary and (iii) covers any employee or former employee of the Company or any Subsidiary employed in the United States.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means (i) the common stock, $.01 par value, of the Company and (ii) the class A common stock, $.01 par value, of the Company.

         "CONTEMPLATED TRANSACTIONS" means the transactions contemplated by this Agreement.

         "DISCLOSURE LETTER" means the disclosure letter dated as of the date of this Agreement delivered by the Company to Buyer.

         "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "MATERIAL ADVERSE EFFECT" means any material adverse effect on the financial condition, business, assets or results of operations of the Company and the Subsidiaries, taken as a whole, provided that changes in the public market price of the Common Stock will not be considered in determining whether there has been a Material Adverse Effect.

         "1933 ACT" means the Securities Act of 1933.

         "1934 ACT" means the Securities Exchange Act of 1934.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SEC" means the Securities and Exchange Commission.


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         "SHARES" means shares of Common Stock.

         "SUBSIDIARY" means any corporation or other business entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by the Company and/or one or more of its subsidiaries.

         "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (ii) in the case of the Company or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any Subsidiary to a Taxing Authority is determined or taken into account with reference to the liability of any other Person and (iii) liability of the Company or any Subsidiary for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied obligation.

         "TAXING AUTHORITY" means any governmental authority responsible for the imposition of any Tax (domestic or foreign).

         "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         "U.S. PLAN" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any Subsidiary and
(iii) covers any employee or former employee of the Company or any Subsidiary.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

                         TERM                        SECTION

Acquisition Proposals                                  6.4
Agreement                                            Preamble
Balance Sheet                                          4.8
Balance Sheet Date                                     4.8
Buyer                                                Preamble
Buyer Disclosure Documents                            4.9(c)
Company                                              Preamble
Company Disclosure Documents                           4.9
Company Proxy Statement                                6.2
Company Securities                                    4.5(b)

Company Stockholder Meeting                            6.2
Delaware Law                                          2.1(d)
Dissenting Shares                                      2.4
Effective Time                                        2.1(b)
Escrow  Agreement                                      2.8
Exchange Agent                                        2.3(a)
GAAP                                                   4.8
Intellectual Property Right                            4.22
Leases                                                 4.23
Material Contracts                                     4.12
Merger                                                2.1(a)
Merger Consideration                                  2.3(a)
Payment Event                                         6.4(c)
Shareholder Representative                             2.8
Subsidiary Securities                                 4.6(b)
Surviving Corporation                                 2.1(a)
Surviving Corporation Share                           2.2(b)
Third Party                                           6.4(a)
Transaction Statement                                  7.1
Voting Agreements                                    Recital
Year 2000 Compliant                                  4.25 (c)


Except where the context otherwise requires, "as of the date hereof" and "date of this Agreement" means February 1, 2000.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1. The Merger.

                  (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Buyer shall be merged (the "Merger") with and into the Company in accordance with the Delaware Law, whereupon the separate existence of Buyer shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

                  (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Buyer will file a certificate of merger in accordance with Delaware Law with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger) (the "Effective Time").

                  (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and restrictions of the Company and Buyer, all as provided under Delaware Law.


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                  (d) The Company hereby represents that its Board of Directors, at one or more meetings duly called and held, has unanimously (i) determined, among other things, that this Agreement, the Voting Agreements and the Contemplated Transactions, including the Merger, are fair to and in the best interest of the Company's stockholders, (ii) approved this Agreement and the Contemplated Transactions, including the Merger, which approval satisfies in full the requirements of the General Corporation Law of the State of Delaware (the "Delaware Law") (including, without limitation, Section 203 thereof), other than the requirement to obtain stockholder approval set forth in Section 251(c) of the Delaware Law and (iii) resolved to recommend to its stockholders approval and adoption of this Agreement and the Merger by its stockholders. The Company has been advised that all of its directors and executive officers intend to vote all of their Shares in favor of approval and adoption of this Agreement and the Merger.

         SECTION 2.2. Conversion of Shares. At the Effective Time:

                  (a) each Share held by the Company as treasury stock or owned by Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (b) each Common Share of the Company outstanding immediately prior to the Effective Time shall, except as otherwise provided in
         Section 2.2(a) or as provided in Section 2.4 with respect to Shares as to which appraisal rights have been exercised, be converted into the right to receive in cash an amount equal to $1.78, less an amount per share determined by dividing $500,000 by the sum of the total number of Shares for which payment is required to be made pursuant hereto and the number of Shares that are issuable upon exercise of the stock options described in Section 2.5 (the "Merger Consideration"); and

                  (c) an aggregate amount of $500,000 (the "Escrow Deposit") shall be paid by The Knot, by wire transfer of immediately available funds, to the escrow agent (the "Escrow Agent") to be held by the Escrow Agent in the escrow account (the "Escrow Account"), pursuant to the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement").

         SECTION 2.3. Surrender and Payment.

                  (a) Prior to the mailing of the Company Proxy Statement, Buyer shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates (the "Certificates") representing Shares for the Merger Consideration. Prior to or at the Effective Time, Buyer shall deposit with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article 2, the Merger Consideration. For purposes of determining the Merger Consideration to be made available, Buyer shall assume that no holder of Shares will perfect his or her right to appraisal of his or her Shares. Promptly after the Effective Time, the Surviving Corporation will use its reasonable best efforts to send or cause the Exchange Agent to send, within 5 business days thereafter, to each holder of Shares at the Effective Time a letter of transmittal and instructions for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent); provided, however, that the Surviving Corporation will cause the Exchange Agent to deliver the Merger Consideration in good funds immediately following the Effective Time to each such


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         holder who delivers to the Exchange Agent prior to the Effective Time a duly completed and executed letter of transmittal together with stock certificates representing such holder's Shares.

                  (b) Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive and the Exchange Agent shall deliver, upon surrender to the Exchange Agent of a Certificate or Certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, the Merger Consideration payable in respect of such Shares. The Merger Consideration shall not be used for any other purpose. Until so surrendered, each such Certificate shall, after the Effective time, represent for all purposes, only the right to receive such Merger Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration.

                  (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

                  (e) If any portion of the Merger Consideration (other than the Escrow Deposit) made available to the Exchange Agent pursuant to
         Section 2.3(a) remains unclaimed by the holders of Shares six months after the Effective Time, such amount shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his or her Shares for such Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of his or her Shares. Notwithstanding the foregoing, neither the Surviving Corporation nor the Company shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time when such amounts would otherwise escheat to or become the property of any governmental authority) shall become, to the extent permitted by applicable law, the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

                  (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.3(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Company, upon demand.

         SECTION 2.4. Dissenting Shares. Notwithstanding Section 2.2, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger, who shall have delivered a written demand for


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appraisal of such Shares in the manner provided by the Delaware Law and who, as of the Effective Time, shall not have effectively withdrawn such demand or lost such right to appraisal and payment therefor under the Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his or her entitlement to appraisal rights as provided in Section 262 of the Delaware Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his or her demand for appraisal of such Shares or lost his or her right to appraisal and payment for his or her Shares under Section 262 of the Delaware Law or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the Delaware Law, such holder shall forfeit the right to appraisal of such Shares and each such Share shall be treated as if it had been, as of the Effective Time, converted into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.2. The Company shall give Buyer notice as promptly as practicable of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 2.5. Stock Options.

                  (a) At or immediately prior to the Effective Time, the Company shall use its reasonable best efforts to cause each stock option to purchase Shares outstanding under any stock option or compensation plan or arrangement of the Company to be canceled, and the Company shall pay each holder of any such option at or within five business days after the Effective Time for each such option an amount in cash not to exceed an aggregate amount of $1,253,250 for all such stock options (less the amount per share calculated pursuant to Section 2.2(b)). Each option holder's share of the Merger Consideration shall be determined by multiplying (i) the excess, if any, of the Merger Consideration per Share over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time.

                  (b) Prior to the Effective Time, the Company shall use its reasonable efforts to (i) obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements or warrants that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 2.5(a). Notwithstanding any other provision of this Section 2.5, payment may be withheld in respect of any stock option until such necessary consents are obtained.

         SECTION 2.6. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation so withholds amounts, such amounts shall be treated for all purposes of this


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Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation made such deduction and withholding.

         SECTION 2.7. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

         SECTION 2.8. Shareholder Representative. Each shareholder and option holder (collectively, the "Shareholders"), by acceptance of the Merger Consideration, shall be deemed to have designated and appointed Kenneth Nanfito (the "Shareholder Representative") as the representative of any such Shareholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Shareholders (including, without limitation, any acts, agreements, amendments or resolution of disputes related to the Escrow Deposit and any matters referred to in Article XI hereof) and hereby acknowledges that the Shareholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any Shareholder. Each Shareholder is thereby deemed to have further acknowledged that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Shareholder and that the Shareholder Representative shall not be liable for any such action taken in good faith. Each Shareholder is thereby deemed to have authorized the other parties hereto to disregard any notice or other action taken by each Shareholder pursuant to this Agreement except for the Shareholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and are and will be entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given to any Shareholder.

         SECTION 2.9. Payment of the Escrow Balance.

                  (a) To the extent there is a remaining balance in the Escrow Account upon the termination of the Escrow Agreement (the "Escrow Balance"), the Escrow Agent shall deliver to the Exchange Agent the Escrow Balance. The Exchange Agent shall pay to each person who held Shares (which for the purposes hereof shall include the stock options as described in Section 2.5) (other than Dissenting Shares) immediately prior to the Effective Time out of the Escrow Balance that amount that is equal to the product of (A) the Escrow Balance multiplied by (B) a fraction, (x) the numerator of which is the number of Shares held by such Shareholder (plus the number of Shares issuable upon exercise of the stock options outstanding) immediately prior to the Effective Time and (y) the denominator of which is the aggregate number of Shares (other than Dissenting Shares) outstanding immediately prior to the Effective Time (plus the number of Shares issuable upon exercise of the stock options outstanding).

                  (b) The Exchange Agent shall make such payment to each such Shareholder in the manner and at the location specified in the letter of transmittal previously delivered by each such Shareholder to the Exchange Agent pursuant to Section 2.3 (unless the Exchange Agent has otherwise been notified in writing by the Shareholder Representative).


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                                   ARTICLE III
                            THE SURVIVING CORPORATION

         SECTION 3.1. Certificate of Incorporation. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

         SECTION 3.2. Bylaws. The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with the terms thereof and applicable law.

         SECTION 3.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws, (i) the directors of Buyer at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               THE COMPANY REPRESENTS AND WARRANTS TO BUYER THAT:

         SECTION 4.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing, in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.1 of the Disclosure Letter, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has heretofore made available to Buyer or its representative true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.

         SECTION 4.2. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Contemplated Transactions are within the Company's corporate powers and, except for any required approvals of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


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         SECTION 4.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Contemplated Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state or foreign and
(iii) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the Contemplated Transactions.

         SECTION 4.4. Non-contravention. Except as set forth in Section 4.4 of the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to the Company or any Subsidiary or any of their properties or assets, (iii) require any consent or other action by any Person who is not a party to this Agreement under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation of the Company or any Subsidiary or the loss of any benefit to which the Company or any Subsidiary is entitled under, any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary or any license, franchise, Permit other similar authorization held by the Company or any Subsidiary that is necessary for the continued operation of its business or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except in the case of clauses (ii), (iii) and (iv), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         SECTION 4.5. Capitalization.

                  (a) The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.01 par value per share; 1,000,000 shares of Class A common stock, $.01 par value per share; and 1,000 shares of convertible preferred stock, $.01 par value per share, of which as of December 31, 1999 there were outstanding 3,666,932 shares of common stock, 397,653 shares of Class A common stock, no shares of convertible preferred stock and stock options to purchase an aggregate of 1,210,000 shares of common stock. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Section 4.5(a) of the Disclosure Letter lists, with respect to each option to purchase Shares outstanding as of the date of this Agreement: (i) the name of the holder of each such option, (ii) the number of Shares subject to each such option, (iii) the per Share exercise price of each such option and
         (iv) the expiration date of each such option. Other than the options listed in Section 4.5(a) of the Disclosure Letter, no current or former employee, director or consultant of the Company or any Subsidiary has any right or claim of right against the Company or any Subsidiary relating to or arising from any Share-related plan, policy or arrangement, including, without limitation, any Share purchase option, stock appreciation right or similar right with respect to the Shares or any other Share-related compensation arrangement.

                  (b) Except as set forth in Section 4.5(a) and Section 4.5(a) of the Disclosure Letter and for changes since December 31, 1999 resulting from the exercise of stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in Section 4.5(a) and in
         Section 4.5(a) of the Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

         SECTION 4.6. Subsidiaries.

                  (a) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualifications necessary, except for those jurisdictions where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  (b) Except as set forth in Section 4.6(b) of the Disclosure Letter, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All such capital stock, other voting securities or ownership interests has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligations of the Company or any Subsidiary to issue, any capital stock or other voting securities or ownership interest in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 4.7. SEC Filings.

                  (a) The Company is not currently required to file periodic reports with the SEC pursuant to the 1934 Act because its registration under Section 12(g) of the 1934 Act was terminated pursuant to
         Section 12(g)-4 of the 1934 Act and such conditions continue to apply to the Company.

         SECTION 4.8. Financial Statements.

                  (a) The audited consolidated financial statements dated as of June 30, 1999 (the "Balance Sheet Date"), the balance sheet included therein being referred to herein as the "Balance Sheet", and the audited consolidated financial statements of the Company as of December 31, 1999 and for the sixth month period then ended ("12/31 Audit") do and with respect to the 12/31 Audit will fairly present, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods then ended.

                  (b) Section 4.8(b) of the Disclosure Letter sets forth a list of all notes payable by the Company and the Subsidiaries (and the amounts outstanding thereunder) as of December 31, 1999.

         SECTION 4.9. Disclosure Documents.

                  (a) Any proxy or information statement of the Company prepared to solicit shareholder approval of the Merger shall contain the information required by Regulation 14A under the 1934 Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the 1934 Act (the "Company Proxy Statement") and any amendments or supplements thereto will comply as to form in all material respects with the applicable requirements of the 1934 Act. The representations and warranties contained in this Section 4.9 will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or its representatives specifically for use therein.

                  (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.9(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or its representatives specifically for use therein.

                  (c) The information with respect to the Company or any Subsidiary that the Company furnishes to Buyer in writing specifically for use in the Buyer Disclosure Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the meeting of the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.10. Absence of Certain Changes. Except as set forth in
Section 4.10 of the Disclosure Letter or as contemplated by this Agreement, since the Balance Sheet Date, the Company and the Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts that has had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                  (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

                  (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but not in any event in excess of the Company's existing line of credit;

                  (e) any creation or other incurrence by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                  (f) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in any Subsidiary in the ordinary course of business consistent with past practices;

                  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or any assets of the Company or any Subsidiary that has had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to any capital expenditure, its material assets or business (including the acquisition or disposition of any material assets) or any relinquishment or modification by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and the Contemplated Transactions;

                  (i) any material change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any Subsidiary, or (ii) any reevaluation in any material respect of any of the material assets of the Company or any Subsidiary, except in the case of either clause (i) or (ii) for any such change required by reason of a concurrent change in GAAP;

                  (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any Subsidiary, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any Subsidiary or (v) increase in the compensation, bonus or other benefits payable to any director, officer or employee of the Company or any Subsidiary, other than increases in non-executive employee compensation in the ordinary course of business consistent with past practice;

                  (k) any cancellation of any material licenses, sublicenses, franchises, permits or agreements to which the Company or any Subsidiary is a party, or to the knowledge of the Company any notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond its expiration date as in effect on the date of this Agreement, which cancellation or notification, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect; or

                  (l) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

         SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than:

                  (a) liabilities or obligations disclosed or provided for in the Balance Sheet;

                  (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date; and

                  (c) liabilities under this Agreement.

         SECTION 4.12. Material Contracts. Section 4.12 of the Disclosure Letter lists the agreements of the Company and the Subsidiaries with its franchises and other persons setting forth (a) the name of the franchisee, (b) the commencement date and scheduled expiration date and (c) the fee payable to the Company thereunder; and, with respect to other agreements (including employment contracts) involving the potential expenditure of more than $50,000 in any annual fiscal period, the names of the parties thereto, the subject matter thereof and the amount involved. Each Material Contract is a valid and binding agreement of the Company or one of the Subsidiaries and is in full force and effect, and none of the Company, the Subsidiaries nor, to the knowledge of the Company and the Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of any such Material Contract, and, to the knowledge of the Company and the Subsidiaries, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material event of default thereunder. True and complete copies of each such Material Contract have been made available to Buyer or its representatives.

         SECTION 4.13. Compliance with Laws and Court Orders. The Company and each Subsidiary is and since the Balance Sheet Date has been in compliance with, and to the knowledge of the Company is not under investigation by any governmental authority with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 4.14. Litigation. There is no action, suit, investigation or proceeding (or to the knowledge of the Company any basis therefor) pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Subsidiary, any present or former officer, director or employee of the Company or any Subsidiary who is or may be entitled to indemnity under the Company's certificate of incorporation or bylaws or the Delaware Corporate Law or any other Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, that, if determined or resolved adversely to the Company or any Subsidiary in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other Contemplated Transactions.

         SECTION 4.15. Finders' Fees; Transaction Expenses.

                  (a) Except as set forth in Section 4.15 of the Disclosure Letter, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any Subsidiary who is entitled to any fee or commission from the Company or any of its Affiliates in connection with the Contemplated Transactions.

                  (b) The expenses payable by the Company and the Subsidiaries in connection with the consummation of the Contemplated Transactions (excluding expenses of Buyer and its Affiliates) will not exceed the following: (i) $20,000 in legal fees and expenses for work performed after the date of this Agreement, (ii) $20,000 in accounting fees specifically relating to the Contemplated Transactions and (iii) consulting fees not to exceed $92,500.

         SECTION 4.16. Taxes.

                  (a) The Company and each Subsidiary and each affiliated combined, consolidated or unitary group of which the Company or any Subsidiary is or has been a member, has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all material Tax Returns are, or will be at the time of filing, true and complete in all material respects. The Company and each Subsidiary has not granted any extension or waiver of the statute of limitations applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired.

                  (b) The Company and each Subsidiary has paid (or has had paid on its behalf), or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

                  (c) The Company and the Subsidiaries have never been audited by the Internal Revenue Service (the "IRS") or by any foreign Taxing Authority.

                  (d) There are no material Liens or encumbrances for Taxes on any of the assets of Company or any Subsidiary.

                  (e) The Company and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                  (f) No federal, state, local or foreign audits or administrative proceedings are pending with regard to any material Taxes or Tax Return of the Company or the Subsidiaries and none of them has received a written notice of any proposed audit or proceeding regarding any pending audit or proceeding. The Company and the Subsidiaries have no knowledge of any requests for rulings or determinations in respect of any Tax pending between the Company or any Subsidiary and any Tax Authority.

         SECTION 4.17. Employee Benefit Plans.

                  (a) Section 4.17(a) of the Disclosure Letter lists each U.S. Plan. The Company has provided or made available to Buyer copies of the U.S. Plans (and, if applicable, related trust agreements) and all amendments thereto together with the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto).

                  (b) Neither the Company nor any ERISA Affiliate presently sponsors maintains, contributes to or is required to contribute to any plan subject to Title IV of ERISA, nor has the Company or any ERISA Affiliate sponsored, maintained, contributed to or been required to contribute to any such plan at any time in the past.

                  (c) Neither the Company nor any ERISA Affiliate presently contributes to or is required to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA, nor has the Company or any ERISA Affiliate contributed to any such plan at any time in the past, and neither the Company nor any ERISA Affiliate has any actual or potential withdrawal liability under any such plan.

                  (d) Each U.S. Plan that is intended to be qualified under
         Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. The Company has provided or made available to Buyer the most recent determination letter of the IRS relating to each such U.S. Plan, if applicable.

                  (e) Section 4.17(e) of the Disclosure Letter lists each Benefit Arrangement. The Company has provided or made available to Buyer copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto.

                  (f) Neither the Company nor any Subsidiary provides or has made any commitment to provide any post-employment or post-retirement health or medical or life insurance benefits to any current or former employee, consultant or director of the Company or any Subsidiary and neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Subsidiary, except as required to avoid excise tax under Section 4980B of the Code.

                  (g) There have been no material failures of any U.S. Plan or any group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Code Section 4980B(g)).

                  (h) Each U.S. Plan, Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special rules relating to qualification or registration where any such plan arrangement is intended to be so qualified or registered) and has been maintained in good standing with applicable regulatory authorities.

                  (i) All contributions and payments required under each U.S. Plan, Benefit Arrangement determined in accordance with prior funding and accrual practices have been timely made or have been reflected on the Balance Sheet, will be discharged and paid or accrued on or prior to the Effective Time. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any U.S. Plan, Benefit Arrangement that would increase materially the expense of maintaining such U.S. Plan, Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date of this Agreement.

                  (j) The execution and performance of the Contemplated Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any U.S. Plan, Benefit Arrangement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to increase benefits or obligation to fund benefits with respect to any current or former employee, consultant or director of the Company or any Subsidiary. Section 4.17(k) of the Disclosure Letter lists each employee agreement or similar Benefit Arrangement which provides a severance or redundancy benefit to any employee (or former employee if such liability has not been fully discharged) of the Company or any Subsidiary in excess of three months base salary (the "Employment Agreements") and itemizes for each such agreement or Benefit Arrangement: (i) the name of the employee or former employee covered thereby, (ii) the agreement or Benefit Arrangement covering such employee or former employee and (iii) the maximum amount for the severance or redundancy payments and benefits that are or would be payable to such employee or former employee upon a qualifying termination of employment. Except as described in Section 4.17(k) of the Disclosure Letter, no U.S. Plan, Benefit Arrangement provides to any employee or former employee of the Company or any Subsidiary an employment severance or redundancy benefit in an amount in excess of three months base salary. Except as described in Section 4.17(k) of the Disclosure Letter, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G of the Code. To the knowledge of the Company, all payments made to employees have been deductible under
         Section 162(m) of the Code.

         SECTION 4.18. Employees. Section 4.18 of the Disclosure Letter sets forth a true and complete list of names, titles, annual salaries and other material compensation of all employees of the Company and the Subsidiaries and a description of all cash bonuses and other cash incentives payable to any employee of the Company or the Subsidiaries (including the name of each such employee and the amount of bonus or incentive payable to each such employee where such information is determinable or the formula for determining such amounts where such amounts are not determinable). Except as described therein, to the knowledge of the Company, none of the employees listed in Section 4.18 of the Disclosure Letter has indicated to the Company as of the date of this Agreement that he or she intends to resign or retire as a result of the Contemplated Transactions or otherwise within six months after the Effective Time.

         SECTION 4.19. Labor Matters. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or work council agreement covering any employee and no employee or former employee of the Company or any Subsidiary is or was represented by a labor union organization or works council in connection with his or her employment with the Company or any Subsidiary. Each of the Company and the Subsidiaries is in substantial compliance in all material respects with all currently applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint or other employment-related claim or dispute pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

         SECTION 4.20. Environmental Matters.

                  (a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

                           (i) no notice, notification, demand, request for
                  information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law; and

                           (ii) there are no liabilities of or relating to the
                  Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

                  (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any Subsidiary or any property or facility now or previously owned, leased or operated by the Company or any Subsidiary that has not been provided to Buyer or its representatives at least five days prior to the date of this Agreement.

                  (c) Neither the Company nor any Subsidiary owns or leases or has owned or leased any real property in New Jersey or Connecticut.

                  (d) For the purposes of this Section 4.20, the terms "Company" and "Subsidiary" shall include any entity that is, in whole or in part, a predecessor of the Company or any Subsidiary.

         SECTION 4.21. Licenses and Permits. Section 4.21 of the Disclosure Letter correctly describes each license, franchise, permit, certificate, approval or other similar authorization held by the Company or the Subsidiaries with respect to the assets or business of the Company and the Subsidiaries (the "Permits"), together with the name of the government agency or entity issuing such Permit, which the failure to possess could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Permits disclosed in Section 4.21 of the Disclosure Letter are valid and in full force and effect and neither the Company nor any Subsidiary is in default in any material respect under, and no condition exists that with notice or lapse of time or both would constitute a default in any material respect under, the Permits.

         SECTION 4.22. Intellectual Property.

                  (a) Except as set forth in Section 4.22(a) of the Disclosure Letter, the Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights would not be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, (i) the Intellectual Property Rights of the Company and the Subsidiaries do not now infringe upon or violate any present Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement would be reasonably likely to have a Material Adverse Effect, and (ii) there has been no claim or assertion by or on behalf of any third party that the use of the Software constitutes unfair competition or infringes or interferes with, or is likely to infringe or interfere with, any Intellectual Property Right of any third party and, furthermore, the Company does not know of any basis for any such claim. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right. For purposes of this Agreement, "Software" means all computer software programs, source code and object code, portions of code, scripts and subroutines, including all works in progress relating to corrections, modifications or enhancements thereto as well as all current and prior versions of such software and user manuals constituting the material software used in the business of the Company and the Subsidiaries; provided that the term "Software" does not include any Software which has not been customized in any way for use by or sublicense to others by the Company or the Subsidiaries and which is broadly commercially available from computer software resellers.

                  (b) None of the Intellectual Property Rights owned, licensed to, or held by the Company and the Subsidiaries have been canceled, and the Company is not aware of any facts which would invalidate or render unenforceable any of the Intellectual Property Rights. There are no licenses now outstanding or other rights granted to third parties under any of the Intellectual Property Rights, and neither the Company nor any Subsidiary is a party to any other agreement or understanding with respect to any Intellectual Property Rights relating to the Software.

         SECTION 4.23. Leases. Section 4.23 of the Disclosure Letter lists all leases of real property of the Company and the Subsidiaries (the "Leases"). Each Lease is a valid and binding agreement of the Company or one of the Subsidiaries and is in full force and effect, and none of the Company, the Subsidiaries nor, to the knowledge of the Company and the Subsidiaries, any other party thereto, is in default or breach in any material respect under the terms of any such Lease, and, to the knowledge of the Company and the Subsidiaries, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material event of default thereunder on the part of the Company or the applicable Subsidiary. True and complete copies of each such Lease have been made available to Buyer or its representatives.

         SECTION 4.24. Inapplicability of Certain Restrictions. Section 203 of the Delaware Law "Business Combinations With Interested Stockholders" does not in any way restrict the consummation of the Merger or the other Contemplated Transactions. The adoption of this Agreement by the affirmative vote of the holders of Shares entitling such holders to exercise at least a majority of the voting power of the Shares is the only vote of holders of any class or series of the capital stock of the Company required to adopt this Agreement or to approve the Merger or any of the other Contemplated Transactions and no higher or additional vote is required pursuant to the Company's certificate of incorporation or otherwise.

         SECTION 4.25. Year 2000 Compliance. Each item of hardware, Software or firmware (a "System") that is, or is part of, a material asset of, or any product or service designed, manufactured, sold or provided by, or that is used in connection with, the business of, the Company or the Subsidiaries, is in all material respects Year 2000 Compliant except to the extent it could not reasonably be expected to have a Material Adverse Effect. For purposes of this
Section 4.25, "Year 2000 Compliant" means that all date-related functions of the System will accurately reflect the change from the year 1999 to the year 2000 and beyond, including leap year calculations, and the System will: (i) properly calculate, display, enter, store, manipulate and otherwise include symbols, numbers and words that represent dates, including dates prior to, during and after the year 2000, in all computations, reports and displays involving dates, and are able and shall remain able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, (ii) resolve any ambiguities as to century date data in input and output without abnormal endings, user intervention or change in operations, and (iii) include an indication of century in all date-related user and data interface functionalities, and all date-related data fields, generated by or embodied in the System. Neither the Company nor any Subsidiary knows of any inability on the part of any of its suppliers, customers or service providers to timely ensure that the Systems of any such Person are Year 2000 Compliant, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

         SECTION 4.26. Rights Plan. Neither the Company nor any Subsidiary has any rights plan or similar common stock or preferred stock purchase plan or similar arrangement.

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF BUYER AND THE KNOT
          BUYER AND THE KNOT REPRESENT AND WARRANT TO THE COMPANY THAT:

         SECTION 5.1. Corporate Existence and Power. Buyer and The Knot are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdiction of their incorporation and have all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on their businesses as now conducted. Since the date of its incorporation, Buyer has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger.

         SECTION 5.2. Corporate Authorization. The execution, delivery and performance by Buyer and The Knot of this Agreement and the consummation by Buyer and the Knot of the Contemplated Transactions are within the corporate powers of Buyer and The Knot and have been duly authorized by all necessary corporate action on the part of Buyer and The Knot. This Agreement constitutes a valid and binding agreement of Buyer and The Knot enforceable against Buyer and The Knot in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         SECTION 5.3. Governmental Authorization. The execution, delivery and performance by Buyer and The Knot of this Agreement and the consummation by Buyer and The Knot of the Contemplated Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other securities laws, whether state or foreign.

         SECTION 5.4. Non-contravention. The execution, delivery and performance by Buyer and The Knot of this Agreement and the consummation by Buyer and The Knot of the Contemplated Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Buyer or The Knot, (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Buyer or The Knot is entitled under, any provision of any agreement or other instrument binding upon Buyer or The Knot or any license, franchise, Permit or other similar authorization held by Buyer or The Knot.

         SECTION 5.5. Disclosure Documents.

                  (a) The information with respect to Buyer and The Knot that Buyer and The Knot furnish to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution thereof.

                  (b) The Buyer and The Knot Disclosure Documents, will comply as to form in all material respects with the applicable requirements of the 1934 Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of the meeting of the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty will not apply to statements or omissions in the Buyer and The Knot Disclosure Documents based upon information furnished to Buyer in writing by the Company specifically for use therein.

         SECTION 5.6. Financing. The Knot has agreed to provide Buyer with the funds necessary for Buyer to pay the Merger Consideration.

         SECTION 5.7. Capitalization. The authorized capital stock of Buyer consists of 1,000 shares of Buyer Common Stock, of which as of the date of this Agreement, there were outstanding 1,000 shares. All outstanding shares of capital stock of Buyer have been duly authorized and validly issued and are fully paid and nonassessable. As of the moment immediately prior to the Effective Time, 1,000 shares of Buyer Common Stock will be outstanding; except as set forth in this Section 5.7, there will be, at the Effective Time, (a) no shares of capital stock or other voting securities of Buyer, (b) no securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer and (c) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer (the items referred to in clauses (a), (b) and (c) being referred to collectively as the "Buyer Securities"). There are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any Buyer Securities.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY
                            THE COMPANY AGREES THAT:

         SECTION 6.1. Conduct of the Company. Except as otherwise specifically provided in this Agreement or as approved in writing by Buyer, which approval shall not be unreasonably withheld, from the date hereof to the Effective Time, the Board of Directors of the Company shall not approve or authorize any action that would allow the Company and the Subsidiaries to carry on their respective businesses other than in the ordinary and usual course of business and consistent with past practice or any action that would prevent the Company and the Subsidiaries from (i) preserving intact its present business organization,
(ii) keeping available the services of its key officers and employees and (iii) maintaining satisfactory relationships with its material customers, lenders, suppliers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement, without the prior written consent of Buyer, prior to the Effective Time, the Board of Directors of the Company shall not, nor shall it authorize or direct the Company or any Subsidiary, directly or indirectly, to:

                  (a) adopt or propose any change in its certificate of incorporation or bylaws, except as provided in Section 6.6;

                  (b) except pursuant to existing agreements or arrangements (i) acquire (by merger, consolidation or acquisition of stock or assets) any material corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material subsidiary or a material amount of assets or securities; (ii) waive, release, grant, or transfer any rights of material value; (iii) modify or change in any material respect any existing material license, lease, contract, or other document; (iv) except to refund or refinance commercial paper, incur, assume or prepay an amount of long-term or short-term debt in excess of $50,000 in the aggregate, other than additional borrowings pursuant to the Company's existing line of credit; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person which, are in excess of $50,000 in the aggregate; (vi) make any loans, advances or capital contributions to, or investments in, any other Person of more than $5,000 in each case or $10,000 in the aggregate, or purchase for an amount in excess of $25,000 in the aggregate any property or assets of any other Person;
         (vii) authorize any new capital expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $50,000; or
         (viii) enter into any material interest rate, currency or other swap or derivative transaction;

                  (c) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

                  (d) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than cash dividends and distributions by a wholly-owned Subsidiary to the Company or to a Subsidiary all of the capital stock of which is owned directly or indirectly by the Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any Subsidiary Securities;

                  (e) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any Subsidiary or as otherwise required by law) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements, except for normal increases in non-executive employee compensation in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any Subsidiary or as otherwise required by law);

                  (f) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

                  (g) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred in the ordinary course of business, consistent with past practices;

                  (h) make any tax election or settle or compromise any material income tax liability;

                  (i) take any action other than in the ordinary course of business and consistent with past practices; or

                  (j) agree or commit to do any of the foregoing.

         SECTION 6.2. Stockholder Meeting; Proxy Material.

                  (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders and shall not, subject to
         Section 6.4, withdraw such recommendation, save to the extent that the Board of Directors shall have concluded in good faith on the basis of written advice from outside counsel that failure to withdraw such recommendation would constitute a breach of the fiduciary duties of the Board of Directors. In any event a resolution to approve and adopt this Agreement and the Merger shall be submitted to the Company's stockholders.

                  (b) In connection with the Company Stockholder Meeting, the Company and Buyer (i) will as promptly as practicable prepare thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting,
         (ii) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the Contemplated Transactions and
         (iii) will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting. Buyer shall furnish all information concerning Buyer and its Affiliates as the Company may reasonably request in connection with the Company Proxy Statement.

         SECTION 6.3. Access to Information. From the date of this Agreement until the Effective Time, the Company will (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to its offices as scheduled by the Company's Chairman, properties, books and records of the Company and the Subsidiaries,
(ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries; provided that no investigation pursuant to this Section 6.3 shall affect any representation or warranty given by the Company to Buyer hereunder.

         SECTION 6.4. Other Offers.

                  (a) Neither the Company nor any Subsidiary shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any Subsidiary authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to,

(A) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Third Party (other than Buyer) relating to (i) any acquisition or purchase of 20% or more of the consolidated assets of the Company and the Subsidiaries or of over 20% of any class of equity securities of the Company or any Subsidiary, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of any class equity securities of the Company or any Subsidiary, (iii) merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, or similar transaction involving the Company or any Subsidiary whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company and the Subsidiaries, other than the Contemplated Transactions, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Buyer of the Contemplated Transactions (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition Proposal,

(B) enter into, entertain or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets in order to facilitate or encourage any effort or attempt by any Third Party to do or seek any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing, or

(C) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Subsidiary; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (v) furnishing information, including, without limitation, nonpublic information, pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a Third Party who, without prior solicitation by or negotiation with the Company, has made a bona fide Acquisition Proposal, (w) engaging in discussions or negotiations with such a Third Party who has made such a bona fide Acquisition Proposal, (x) following receipt of such a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the 1934 Act or otherwise making disclosures to its stockholders, (y) following receipt of such a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 6.2 and/or (z) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (v) through (z) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law; and provided, further, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (v) through (y) until after reasonable notice to Buyer with respect to such action and the Board of Directors shall continue to advise

         Buyer after taking such action and, in addition, if the Board of Directors of the Company receives an Acquisition Proposal, then the Company shall promptly inform Buyer of the terms and conditions of such proposal and the identity of the Person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. As used in this Agreement, the term "Third Party" means any person, corporation, entity or "group" as defined in Section 13(d) of the Exchange Act, other than Buyer or any of its Affiliates.

                  (b) If a Payment Event occurs, the Company shall pay to Buyer, within two business days following such Payment Event, a fee of $350,000 which shall include all of Buyer's and The Knot's costs relating to this Agreement and the Contemplated Transactions.

                  (c) "Payment Event" shall mean: (i) this Agreement shall have been terminated pursuant to any of Sections 10.1(e) or 10.1(f); (ii) the termination of this Agreement by Buyer pursuant to Section 10.1(c), but only if the breach of covenant or warranty or misrepresentation in question arises out of the bad faith or willful misconduct of the Company; or (iii) (A) a Third Party shall have made (whether orally or in writing) an Acquisition Proposal prior to the Company Stockholder Meeting, (B) this Agreement shall have been terminated pursuant to
         Section 10.1(g) and (C) the Company shall have entered into a binding written agreement in connection with any Acquisition Proposal (whether or not proposed prior to the Company Stockholder Meeting and whether or not it involves the Third Party making the Acquisition Proposal referred to in Section 6.4(c)(iii)(A) above) within twelve months after the termination of this Agreement.

                  (d) The Company acknowledges that the agreements contained in this Section 6.4 are an integral part of the Contemplated Transactions, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 6.4, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for the fee set forth in this Section 6.4, the Company shall also pay to Buyer its costs and expenses incurred in connection with such litigation.

                  (e) This Section 6.4 shall survive any termination of this Agreement, however caused.

         SECTION 6.5. Resignation of Directors. Prior to the Effective Time, the Company shall deliver to Buyer evidence satisfactory to Buyer of the resignation of all directors of the Company (except as requested by Buyer) effective at the Effective Time.

                                   ARTICLE VII
                         COVENANTS OF BUYER AND THE KNOT
                         BUYER AND THE KNOT AGREE THAT:

         SECTION 7.1. SEC Filings. As soon as practicable after the date of announcement of the execution of the Merger Agreement, Buyer shall file (separately, or as part of the Company Proxy

Statement) with the SEC, if required, a Rule 13E-3 Transaction Statement (the "Transaction Statement") with respect to the Merger (together with any supplements or amendments thereto, collectively the "Buyer Disclosure Documents"). Buyer and the Company each agree to correct any information provided by it for use in the Buyer Disclosure Documents if and to the extent that it shall become aware that such information has become false or misleading in any material respect. Buyer agrees to take all steps necessary to cause the Buyer Disclosure Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given at least 3 business days opportunity to review and comment on each Buyer Disclosure Document prior to its being filed with the SEC along with any amendments thereto that are subsequently filed with the SEC.

         SECTION 7.2. Voting of Shares. Buyer agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

         SECTION 7.3. Director and Officer Liability.

                  (a) For a period of three years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary (each such Person, an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of the Surviving Corporation)) arising in whole or in part out of acts or omissions existing or occurring on or prior to the Effective Time to the full extent provided under applicable law or the Company's certificate of incorporation and bylaws in effect on the date of this Agreement and the Company's written indemnification agreements in effect on the date of this Agreement, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit; provided that (i) such indemnification shall be subject to any limitation imposed from time to time under applicable law, (ii) in the event any claim or claims are asserted or made within such Indemnification Period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims, (iii) any determinations required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under the Delaware Law, the Company's certificate of incorporation or bylaws or such agreements, as the case may be, shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party, and (iv) nothing herein shall impair any rights or obligations of any Indemnified Party under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time, or otherwise. In the event that any claim or claims are brought against any Indemnified Party (whether arising before or after the Effective Time), such Indemnified Party may select counsel for the defense of such claim, which counsel shall be reasonably acceptable to the Company and Buyer (if selected prior to the Effective Time) and the Surviving Corporation (if selected after the Effective Time);

                  (b) Prior to the Effective Time, the Company shall purchase, a "run-off" officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement, such "run-off" policy to be in effect for a period of six years following the Effective Time.

                  (c) In the event that the Surviving Corporation or any of its respective successors and assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers and conveys substantially all of its properties and assets to any Person, then, and in each case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, as applicable, assume the obligations set forth in this Section 7.3.

                  (d) The rights under this Section 7.3 are intended to benefit the Company and each Indemnified Party hereunder, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by each Indemnified Party and his or her heirs and representatives. The parties hereto acknowledge and agree that the remedy at law for any breach of the obligations of the Surviving Corporation under this Section 7.3 is and will be insufficient and inadequate and that the Indemnified Parties, in addition to any remedies at law, shall be entitled to equitable relief (including specific performance). The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys' fees, in each case, as incurred, incurred by an Indemnified Party in enforcing the indemnity and other obligations set forth in this Section 7.3.

         SECTION 7.4. Employee Benefits.

                  (a) Buyer shall maintain, or shall cause the Company to maintain, for a period of at least six months after the Effective Time, without interruption, employee compensation and benefit plans, programs and policies and fringe benefits that will provide benefits to employees of the Company and the Subsidiaries that are no less favorable in the aggregate than those provided immediately prior to the Effective Time (other than any equity or other stock-based benefits provided to employees). Employees shall be given credit for all service with the Company or the Subsidiaries (or service credited by the Company or the Subsidiaries for similar plans, programs or policies) under any plans, policies or programs established by Buyer or the Company, as the case may be, following the Effective Time, except for defined benefit pension or retirement benefit plans and except to the extent that the crediting of such service would result in any duplication of benefits.

                  (b) Buyer acknowledges that as of the Effective Time, the Surviving Corporation shall assume all of the obligations under the Employment Agreements listed in Section 4.17 (e) of the Disclosure Letter and the Surviving Corporation hereby agrees to discharge all obligations under each such Employment Agreement.

         SECTION 7.5. Non-Interference. Buyer will not willfully take any direct or indirect action that Buyer knows or should reasonably know would materially and adversely affect or delay the ability of Buyer or the Surviving Corporation to perform any of their respective obligations under this Agreement.

                                  ARTICLE VIII
                       COVENANTS OF BUYER AND THE COMPANY
                         THE PARTIES HERETO AGREE THAT:

         SECTION 8.1. Further Assurances.

                  (a) Subject to the terms and conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Contemplated Transactions, including delivering such documents relating to corporate existence and authority as the other party may reasonably request. Each party shall also refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of this Agreement, including action which would impair such party's ability to consummate the Merger and the Contemplated Transactions. Without limiting the foregoing, the Company and the Board of Directors of the Company shall use their commercially reasonable efforts to (i) take all action reasonably necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other Contemplated Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action reasonably necessary so that the Merger and the other Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Contemplated Transactions.

         SECTION 8.2. Notices of Certain Events. Each party shall promptly notify the other of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

                  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Contemplated Transactions;

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party (or in the case of the Company only, any Subsidiary) or Buyer (in the case of Buyer), which, if pending on the date of this Agreement, would have resulted in a breach of Section 4.14 (in the case of the Company or any Subsidiary only) or which relate to the consummation of the Contemplated Transactions; and

                  (d) any other fact or circumstance which, if existing on the date of this Agreement, would have resulted in a breach of any of the representations and warranties of such party, contained herein.

         SECTION 8.3. Certain Filings.

                  (a) The Company and Buyer shall use their respective commercially reasonable efforts to take or cause to be taken, (i) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the Company Disclosure Documents and the Buyer Disclosure Documents, (ii) such actions as may be reasonably required to have the Company Proxy Statement prepared and distributed, and (iii) such actions as may be reasonably required to have to be taken under state securities or applicable Blue Sky laws in connection with the issuance of the securities contemplated hereby, in each case as promptly as practicable.

                  (b) The Company and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with or as a result of the consummation of the Contemplated Transactions and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and Buyer Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 8.4. Public Announcements. Buyer and the Company will consult with each other and give due consideration to such comments as the other party may have before issuing any press release or making any public statement or announcement with respect to this Agreement or the Contemplated Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange or the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.

                                   ARTICLE IX
                            CONDITIONS TO THE MERGER

         SECTION 9.1. Conditions to the Obligations of Each Party. The obligations of the Company, Buyer and The Knot to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with the Delaware Law;

                  (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

                  (c) All consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company and the Subsidiaries in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals could not reasonably be expected to have a Material Adverse Effect after giving effect to the Contemplated Transactions.

         SECTION 9.2. Conditions to the Obligations of Buyer and The Knot. The obligations of Buyer and The Knot to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto
         (x) that are qualified by materiality or

         Material Adverse Effect shall be true at and as of the Effective Time as if made at and as of such time, and (y) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Effective Time as if made at and as of such time and (iii) Buyer shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect;

                  (b) There shall not be instituted or pending any action or proceeding by any government or governmental authority or agency or any other person, that has a reasonable likelihood of success, before any court or governmental authority or agency, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages directly or indirectly relating to the Contemplated Transactions, (ii) seeking to restrain or prohibit the Surviving Corporation's (including its subsidiaries' and Affiliates') ownership or operation of all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or to compel the Surviving Corporation or any of its subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of the Surviving Corporation or any of its subsidiaries or Affiliates to effectively control the business or operations of the Company and the Subsidiaries, taken as a whole, or the ability of The Knot or any of its Affiliates effectively to exercise full rights of ownership of any Surviving Corporation Shares or any shares of the Surviving Corporation's subsidiaries or Affiliates prior to the Effective Time on all matters properly presented to the Surviving Corporation's stockholders, or (iv) seeking to require divestiture by The Knot or any of its Affiliates of any Surviving Corporation Shares, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of Buyer is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv);

                  (c) Buyer shall have received all documents it may reasonably request relating to the organization of the Company and the Subsidiaries as in effect immediately prior to the Effective Time and the authority of the Company for this Agreement, all in form and substance satisfactory to Buyer;

                  (d) The holders of not more than 2% of the outstanding Shares shall have demanded appraisal of their Shares in accordance with Delaware Law;

                  (e) Since January 1, 2000, there shall not have been any event, occurrence, development or state of circumstance which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                  (f) Ken Nanfito shall have entered into a confidentiality and non-compete agreement with the Company in the form of Exhibit B hereof; and

                  (g) Ken Nanfito shall have entered into a consulting agreement with the Company in the form of Exhibit C hereof; and

                  (h) Buyer shall have received evidence satisfactory to Buyer that the revenue and operating income of the Company, (each as classified and calculated in a manner consistent with the classifications and calculations used for the financial statements described in Section 4.8) for the six month period commencing July 1, 1999 and ending December 31, 1999 is not less than $5,000,000 and $200,000, respectively, provided that the calculation of the operating income figure shall not include any specifically identified costs or expenses directly arising out of the Contemplated Transactions.

                  (i) The Escrow Agreement in the form attached hereto as Exhibit A shall have been executed and delivered to The Knot by the Company and the Shareholder Representative.

                  (j) The Knot shall have received a copy of the 12/31 Audit, and it shall not disclose any material adverse change in the assets or liabilities of the Company as reflected on the Balance Sheet as of the Balance Sheet Date.

         SECTION 9.3. Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:

                  (a) (i) Buyer and The Knot shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, (ii) the representations and warranties of Buyer and The Knot contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Effective Time as if made at and as of such time, and (y) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Effective Time as if made at and as of such time and
         (iii) the Company shall have received a certificate signed by the President of Buyer to the foregoing effect.

                  (b) There shall not be issued and in effect by or before any court or other Governmental Authority having jurisdiction, an order or injunction restraining or prohibiting the Contemplated Transactions.

                  (c) Buyer shall have delivered to the Company (i) copies of its organizational documents as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors of Buyer authorizing the Contemplated Transactions, and (iii) a certificate of good standing of Buyer issued by the Delaware Secretary of State as of a date not more than five business days prior to the Effective Time, certified in each case as of the Effective Time by an authorized officer of Buyer as being true, correct and complete.

                  (d) The Company shall have received such other documents, instruments and certificates incidental to the Contemplated Transaction as are reasonably requested by it.

                  (e) The Agreements referred to in subparagraphs 9.2(e), (f) and (g) shall have been entered into.

                                    ARTICLE X
                                   TERMINATION

         SECTION 10.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

                  (a) by mutual written consent of the Company on the one hand and Buyer on the other hand;

                  (b) by either the Company or Buyer, if the Merger has not been consummated by April 30, 2000 provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

                  (c) by either the Company or Buyer, if (i) Buyer (in the case of termination by the Company), or the Company (in the case of termination by Buyer) shall have breached (so long as such terminating party is not then in breach in any material respect of its obligations under this Agreement) in any material respect any of its obligations under this Agreement, which breach shall not be remedied within 10 business days of written notice specifying such breach in reasonable detail and demanding that the same be remedied or (ii) any representation and warranty of Buyer (in the case of termination by the Company) or the Company (in the case of termination by Buyer) shall have been incorrect in any material respect when made or at any time prior to the Effective Time;

                  (d) by either the Company or Buyer, if there shall be any applicable law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                  (e) by Buyer (so long as it is not then in material breach of its obligations under this Agreement) if the Board of Directors of the Company shall have withdrawn or modified or amended its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, or approved, recommended or endorsed any Acquisition Proposal, or if the Company has failed to call the Company Stockholder Meeting or failed as promptly as practicable to cause to be mailed the Company Proxy Statement to its stockholders or failed to include in such statement the recommendation referred to above;

                  (f) by the Company, if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Buyer does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that is at least as favorable to the shareholders of the Company as the Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such five-day period and (iii) the Company prior to such termination pursuant to this clause 10.1(f) pays to Buyer in immediately available funds the fees required to be paid pursuant to
         Section 6.4. The Company agrees to notify Buyer promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification. "Superior Proposal" means any bona fide Acquisition Proposal for or in respect of at least a majority of the outstanding Shares on terms that are more favorable to all of the Company's shareholders than the Merger (it being understood that, for this purpose, if it is the judgment of the Company's Board of Directors that such Acquisition

         Proposal is superior, from a financial point of view, to the Company's shareholders, applicable fiduciary duties may require that such Board of Directors not reject such proposal);

                  (g) by either the Company or Buyer if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger are voted upon, the requisite stockholder adoption and approval shall not have been obtained; and

         The party desiring to terminate this Agreement pursuant to Sections 10.1(b)-(g) shall give written notice of such termination to the other party in accordance with Section 12.1.

         SECTION 10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, except that the Confidentiality Agreement dated January 28, 2000 between The Knot and the Company shall remain in full force and effect and the agreements contained in Sections 6.4 and 12.4 shall survive any termination hereof pursuant to Section 10.1.

                                   ARTICLE XI
                                 INDEMNIFICATION

         SECTION 11.1. Survival. No claim for indemnification by the Shareholders under this Agreement shall be made by The Knot later than one year after the Closing Date; provided that if a Claim Notice is given in accordance with Article XI with respect to any claim, prior to such expiration date, the claim shall continue indefinitely until such claim is finally resolved.

         SECTION 11.2. Obligation of the Shareholders.

                  (a) From and after the Effective Time, by acceptance of the Merger Consideration pursuant to Article II hereof, the Shareholders agree, jointly and severally, to indemnify and hold harmless the Surviving Corporation, The Knot, and their respective directors, officers, employees, affiliates, agents, successors and assigns (collectively, the "Indemnified Parties") from and against any and all Losses (as defined below) of any such person, directly or indirectly, as a result of, or based upon or arising from any third party claims which if adversely determined would be deemed to be a breach of the representations and warranties set forth in Article IV (the "Indemnified Losses").

                  (b) The amount of any Indemnified Losses which the Indemnified Parties shall be entitled to receive in accordance with this Section
         11.2 shall be reduced by the aggregate of any amounts, (less any related out-of-pocket expenses incurred by any Indemnified Party), actually recovered by such Indemnified Party under insurance policies covering any such Loss or Losses.

                  (c) Notwithstanding any provision of this Agreement or the Escrow Agreement to the contrary, the maximum aggregate liability of the Shareholders to Buyer and The Knot under this Article XI shall not exceed the amount of the Escrow Deposit and the indemnification provisions contained in this Article XI and the Escrow Agreement shall be the exclusive remedy which the Indemnified Parties have for monetary damages for Indemnified Losses.

         SECTION 11.3. Indemnification Procedures. In the event that any action, proceeding, complaint or litigation is commenced by a third party involving a claim for which the Shareholders may be liable to a Indemnified Party hereunder (an "Asserted Liability"), the Indemnified Party shall promptly notify the Shareholder Representative in writing of such Asserted Liability (the "Claim Notice"); provided that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Shareholders of any indemnification obligation hereunder unless (and then solely to the extent that) the Shareholders are materially prejudiced by such delay. The Shareholder Representative shall have thirty (30) days (or less if the nature of the Asserted Liability requires) from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Shareholder Representative desires, at the Shareholders' sole cost and expense and by counsel of its own choosing, which shall be reasonably satisfactory to the Indemnified Party, to defend against such Asserted Liability. If the Shareholder Representative undertakes to defend against such Asserted Liability, (i) the Shareholder Representative shall use its reasonable best efforts to defend and protect the interests of the Indemnified Party with respect to such Asserted Liability and shall defray the costs and expenses thereof out of the Escrow Deposit, (ii) the Indemnified Party, prior to or during the period in which the Shareholder Representative assumes the defense of such matter, may take such reasonable actions as the Indemnified Party deems necessary to preserve any and all rights with respect to such matter (including, but not limited to, participating in the defense proceedings with counsel so chosen by Indemnified Party), provided, however such actions shall not be construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement, (iii) the Shareholder Representative shall not, without the prior written consent of the Indemnified Party, consent to any settlement which (A) does not contain an unconditional release of the Indemnified Party from the subject matter of the settlement, (B) imposes any liabilities or obligations on the Indemnified Party, and (C) with respect to any non-monetary provision of such settlement, could impose conditions upon such Indemnified Party which, in the Indemnified Party's judgment could have a material adverse effect on the business operations, assets, properties or prospects of the Surviving Corporation or the Indemnified Party and (iv) in the event that the Shareholder Representative undertakes to defend against such Asserted Liability, unless otherwise agreed to in writing between The Knot and the Shareholder Representative, the Shareholder Representative shall be deemed to have unconditionally accepted the obligation that the Shareholders will indemnify the Indemnified Party pursuant hereto. Notwithstanding the foregoing, in any event, the Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Shareholder Representative shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Shareholders. If the Shareholder Representative undertakes to defend against such Asserted Liability, the Indemnified Party shall cooperate to the extent reasonable with the Shareholder Representative and its counsel in the investigation, defense and settlement thereof at the expense of the Shareholders. If the Indemnified Party desires to participate in any such defense it shall pay its own counsel fees. If the Shareholder Representative does not undertake within the Notice Period to defend against such Asserted Liability, then the Shareholder Representative shall have the right to participate in any such defense at the Shareholders' sole cost and expense, but, in such case, the Indemnified Party shall control the investigation and defense and may settle or take any other actions the Indemnified Party deems reasonably advisable without in any way waiving or otherwise affecting the Indemnified Party's rights to indemnification pursuant to this Agreement. The Indemnified Party and the Shareholder Representative agree to make available to each other, their counsel and other representatives, all information and documents available to them which relate to such claim or demand. The Indemnified Parties and the Shareholder Representative also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

         SECTION 11.4. Certain Definitions. For purposes of this Agreement, "Loss" means any action, cost, damage, disbursement, expense, liability, loss, injury, deficiency, penalty, diminution in value, settlement or obligation of any kind or nature (collectively, "Claims For Losses"), including but not limited to interest, penalties, fines, legal, accounting, and other professional fees and expenses incurred in the investigation, collection, prosecution, determination and defense of Claims For Losses, amounts paid in settlement, any incidental or punitive damages payable to third parties that may be imposed on or otherwise incurred or suffered by the Indemnified Party.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Buyer, to:

                  Knot Acquisition Corporation
                  c/o : The Knot, Inc.
                  462 Broadway-6th Floor
                  New York, NY   10013
                  Attn:  Sandra Stiles

         with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld L.L.P.
                  590 Madison Avenue - 20th Floor
                  New York, NY  10022
                  Attn:  Alan Siegel, Esq.

         if to The Knot, to:

                  The Knot, Inc.
                  462 Broadway-6th Floor
                  New York, NY  10013
                  Attn:  Sandra Stiles
         with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld L.L.P.
                  590 Madison Avenue - 20th Floor
                  New York, NY  10022
                  Attn:  Alan Siegel, Esq.

if to the Company, to:

                  Weddingpages, Inc.
                  1106 Mockingbird Drive
                  Omaha, NE  68137
                  Attn.:  Kenneth Nanfito

with a copy to:

         Baird Holm
         1500 Woodmen Tower
         Omaha, Nebraska  68102-2068
         Attn:  John Zeilinger, Esq.

         if to the Shareholder  Representative, to:

                  Kenneth Nanfito
                  1524 North 131st Circle
                  Omaha, Nebraska  68154

         or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 12.2. Survival of Representations, Warranties and Covenants.

                  (a) Except as otherwise expressly provided in Article XI of this Agreement and in the Escrow Agreement, the representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

                  (b) The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

         SECTION 12.3. Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.4. Expenses. Except as otherwise provided in Section 6.4 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 12.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the Contemplated Transactions.

         SECTION 12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 12.7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.1 shall be deemed effective service of process on such party.

         SECTION 12.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

         SECTION 12.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.


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
         SECTION 12.10. Entire Agreement. Except for the Voting Agreements, this Agreement and the Disclosure Letter constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 12.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 12.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 12.13. Disclosure Schedules. The inclusion of any matter in the Disclosure Letter will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Material Adverse Effect on the Company and its Subsidiaries.

         SECTION 12.14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.


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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                    WEDDINGPAGES, INC.

                                                    By:      /S/ Kenneth Nanfito
                                                             -------------------

                                                    KNOT ACQUISITION CORPORATION

                                                    By:      /S/ David Liu
                                                             -------------

                                                    THE KNOT, INC.

                                                    By:      /S/ David Liu
                                                             -------------

         The undersigned hereby acknowledges his appointment as the Shareholder Representative and his willingness to fulfill the duties of the Shareholder Representative as contemplated by this Agreement

                                                    SHAREHOLDER REPRESENTATIVE

                                                    By:      /S/ Kenneth Nanfito
                                                            --------------------
                                                       Name:  Kenneth Nanfito

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